BDO Dunwoody LLP Chartered Accountants and Advisors	Royal Bank Plaza P.O. Box 32 Toronto, Ontario, Canada M5J 2J8
	Telephone:	(416) 865-0200
	Telefax:	(416) 865-0887

September 2, 2009

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	JAG Media Holdings, Inc. File No. 000-28761

We have read the statements that we understand JAG Media Holdings, Inc. will include under Item 4.01 of the Form 8-K report, dated September 4, 2009. We agree with such statements made regarding our firm.

Yours truly,

(signed) “BDO Dunwoody LLP”

Chartered Accountants, Licensed Public Accountants

Erica Teklits, C.A.
Partner